UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 2, 2007

Excelsior Venture Partners III, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-29665	13-4102528
(Commission File Number)	(IRS Employer Identification No.)

225 High Ridge Road Stamford, CT	06905
(Address of Principal Executive Offices)	(Zip Code)

(203) 352-4400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 1, 2007, U.S. Trust Corporation (“U.S. Trust”) was acquired by Bank of America Corporation (“BAC”). As a result of this transaction, UST Advisers, Inc. (the Registrant’s investment manager) which was an indirect subsidiary of U.S. Trust, is now an indirect wholly-owned subsidiary of, and controlled by, BAC. Prior to the transaction, U.S. Trust and its subsidiaries, including UST Advisers, Inc., were controlled by The Charles Schwab Corporation.

BAC is a Delaware corporation, a bank holding company and a financial holding company that provides a diverse range of financial services and products. BAC, headquartered in Charlotte, North Carolina, operates in 29 states and the District of Columbia and has offices located in 150 foreign countries. BAC provides a diversified range of banking and certain non-banking financial services and products both domestically and internationally through four business segments. The Global Wealth & Investment Management (“GWIM”) division provides comprehensive banking and investment services tailored to meet the changing wealth-management goals of more than three million individual and institutional customers. Clients have access to services offered through three primary businesses: Premier Banking & InvestmentsTM, The Private Bank of Bank of America, and Columbia Management. As of December 31, 2006, the asset management businesses of GWIM, including Columbia Management and its affiliates, managed assets of $542.9 billion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excelsior Venture Partners III, LLC
(Registrant)

Date: July 2, 2007	/s/ David R. Bailin
David Bailin
Co-Chief Executive Officer

Date: July 2, 2007	/s/ Raghav V. Nandagopal
Raghav V. Nandagopal
Co-Chief Executive Officer